UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2002

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 North American Court, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 851-3833

(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.
(a) Exhibits.
4.1	Indenture dated as of May 31, 2002, among Trico Marine Services, Inc., Trico Marine Operators, Inc., Trico Marine Assets, Inc. and JPMorgan Chase Bank, as trustee
10.1

Registration Rights Agreement dated as of May 31, 2002, among Trico Marine Services, Inc., Trico Marine Operators, Inc., Trico Marine Assets, Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc., Wells Fargo Securities, LLC, Banc One Capital Markets, Inc. and Nordea Bank Finland PLC, New York Branch.

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Consolidated Financial Statements and Notes to Consolidated Financial Statements of Trico Marine Services, Inc., and its subsidiaries.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Victor M. Perez
Victor M. Perez
Vice President and Chief Financial Officer

Dated: July 31, 2002